Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

On February 28, 2011, we acquired PolyOne Corporation’s 50% interest in SunBelt for $132.3 million in cash plus the assumption of a PolyOne guarantee related to the SunBelt Notes.  With this acquisition, Olin now owns 100% of SunBelt.  The SunBelt chlor alkali plant, which is located within our McIntosh, AL facility, has approximately 350,000 tons of membrane technology capacity.  We also agreed to a three year earn out, which has no guaranteed minimum or maximum, based on the performance of SunBelt.  In addition, PolyOne received $6.0 million, which represented its share of distributable cash, as defined by the purchase agreement, generated by SunBelt from January 1, 2011 through February 28, 2011.

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the three months ended March 31, 2011 and 2010 reflect the acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma condensed statements of income are based on the historical financial statements of Olin and SunBelt and give effect of the transaction under the acquisition method of accounting and apply the assumptions and adjustments as discussed in the accompanying notes to such statements, including assumptions related to the allocation of the purchase price for the assets and liabilities of SunBelt based on preliminary estimates of fair value.  We are in the process of determining the fair values of SunBelt’s tangible and intangible assets and liabilities.  Initial estimates of those fair values are included in these condensed statements of income; however, the valuation process is not complete, and we expect that adjustments to the initial valuation will be required.  We expect that upon completion of the final assessment of the fair value of SunBelt’s assets and liabilities, the adjustments to the initial allocation of the purchase price would not materially affect the pro forma information included herein.

The pro forma statements of income use estimates and assumptions based on information available at the time.  Management believes the estimates and assumptions to be reasonable; however, actual results may differ significantly from this pro forma financial information.  The pro forma information does not reflect any cost savings that might be achieved from operating the business under a single owner and is not intended to reflect the actual results that would have occurred had the companies actually been combined during the periods presented.

The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for the purpose of developing such pro forma information necessary to comply with disclosure requirements and are not necessarily indicative of the results of operations that would have occurred if the acquisition had been consummated on January 1, 2010, nor are they necessarily indicative of future results of operations.

We recommend that you read these unaudited pro forma condensed combined statements of income in conjunction with the financial statements, accounting policies, and the notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

OLIN CORPORATION AND SUNBELT
Unaudited Pro forma Condensed Combined Statement of Income
Three Months Ended March 31, 2011
($ and shares in millions except per share data)
(Unaudited)

	Olin (a)	SunBelt (a)(b)	Pro Forma Adjustments (c - j)	Pro forma Combined

Sales	$436.0	$26.3	$—	$462.3
Operating Expenses:
Cost of Goods Sold	359.2	12.1	(0.9)	370.4
Selling & Administration	39.5	1.6	(0.8)	40.3
Restructuring Charge	0.1	—	—	0.1
Other Operating Income	1.4	—	—	1.4
Operating Income	38.6	12.6	1.7	52.9
Earnings of Non-consolidated Affiliates	7.0		(6.4)	0.6
Interest Expense	7.2	1.0	(0.1)	8.1
Interest Income	0.2	—	—	0.2
Other Income (Expense)	181.2	—	(181.8)	(0.6)
Income Before Taxes	219.8	11.6	(186.4)	45.0
Income Tax Provision	86.1	0.1	(73.6)	12.6
Net Income	$133.7	$11.5	$(112.8)	$32.4

Net Income per Common Share:
Basic	$1.68			$0.41
Diluted	$1.66			$0.40
Average Common Shares Outstanding:
Basic	79.6			79.6
Diluted	80.4			80.4

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

OLIN CORPORATION AND SUNBELT
Unaudited Pro forma Condensed Combined Statement of Income
Three Months Ended March 31, 2010
($ and shares in millions except per share data)
(Unaudited)

	Olin (a)	SunBelt (a)	Pro Forma Adjustments (c - g; j)	Pro forma Combined

Sales	$362.0	$27.6	$—	$389.6
Operating Expenses:
Cost of Goods Sold	312.5	21.4	(1.3)	332.6
Selling & Administration	32.1	2.8	—	34.9
Restructuring Charge	—	—	—	—
Other Operating Income	2.3	—	—	2.3
Operating Income	19.7	3.4	1.3	24.4
Earnings of Non-consolidated Affiliates	2.2		(1.6)	0.6
Interest Expense	6.9	1.7	(0.1)	8.5
Interest Income	0.2	—	—	0.2
Other Income (Expense)	—	—	(0.6)	(0.6)
Income Before Taxes	15.2	1.7	(0.8)	16.1
Income Tax Provision	1.1	0.1	0.2	1.4
Net Income	$14.1	$1.6	$(1.0)	$14.7

Net Income per Common Share:
Basic	$0.18			$0.19
Diluted	$0.18			$0.19
Average Common Shares Outstanding:
Basic	78.8			78.8
Diluted	79.4			79.4

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

OLIN CORPORATION AND SUNBELT
Unaudited Pro forma Condensed Combined Statement of Income
Year Ended December 31, 2010
($ and shares in millions except per share data)
(Unaudited)

	Olin (a)	SunBelt (a)	Pro Forma Adjustments (c - g; j)	Pro forma Combined

Sales	$1,585.9	$157.3	$—	$1,743.2
Operating Expenses:
Cost of Goods Sold	1,349.9	94.6	(5.4)	1,439.1
Selling & Administration	134.4	11.5	—	145.9
Restructuring Charge	34.2	—	—	34.2
Other Operating Income	2.5	2.4	—	4.9
Operating Income	69.9	53.6	5.4	128.9
Earnings of Non-consolidated Affiliates	29.9		(26.6)	3.3
Interest Expense	25.4	7.0	(0.5)	31.9
Interest Income	1.0	—	—	1.0
Other Income (Expense)	1.5	—	(2.5)	(1.0)
Income Before Taxes	76.9	46.6	(23.2)	100.3
Income Tax Provision	12.1	0.4	7.3	19.8
Net Income	$64.8	$46.2	$(30.5)	$80.5

Net Income per Common Share:
Basic	$0.82			$1.02
Diluted	$0.81			$1.01
Average Common Shares Outstanding:
Basic	79.2			79.2
Diluted	79.9			79.9

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Income.

Notes to Unaudited Pro Forma Condensed Financial Statements

(a)	The columns represent historical results of operations. Certain reclassifications were made to prior year amounts to conform to the 2011 presentation.

(b)	Results include two months of SunBelt, as subsequent to February 28, 2011 we acquired the remaining 50% ownership in SunBelt, therefore their results were consolidated with Olin.

(c)
Earnings of non-consolidated affiliates for the three months ended March 31, 2011 and 2010 and the year ended December 31, 2010 were reduced by $6.4 million, $1.6 million, and $26.6 million, respectively, for our share of SunBelt results that we had recognized using the equity method of accounting for our previously held 50% equity interest in SunBelt.

(d)
Based on preliminary estimates of the fair value of SunBelt’s property, plant and equipment, a reduction to cost of goods sold for depreciation expense of $1.0 million, $1.4 million and $5.7 million for the three months ended March 31, 2011 and 2010 and the year ended December 31, 2010, respectively, has been included in the pro forma results.

(e)
Cost of goods sold for the three months ended March 31, 2011 and 2010 and the year ended December 31, 2010 included an increase for amortization expense of $0.1 million, $0.1 million and $0.3 million, respectively, related to the preliminary fair value of acquired identifiable intangible assets.

(f)
Interest expense for the three months ended March 31, 2011 and 2010 and the year ended December 31, 2010 was reduced by $0.1 million, $0.1 million, and $0.5 million, respectively, as a result of increasing the carrying value of acquired debt obligations to its estimated fair value.

(g)
Other income (expense) for the three months ended March 31, 2011 and 2010 and the year ended December 31, 2010 included accretion expense of $0.4 million, $0.6 million, and $2.5 million, respectively, associated with the earn out liability that was recorded as a result of the acquisition.

(h)
Other income (expense) for the three months ended March 31, 2011, was reduced by $181.4 million related to the elimination of the pretax gain resulting from the remeasurement of our previously held 50% equity interest in SunBelt, which is considered non-recurring.

(i)
Selling and administration for the three months ended March 31, 2011, was reduced by $0.8 million related to the elimination of transaction costs incurred in 2011 that are directly related to the transaction, and do not have a continuing impact on our combined operating results.

(j)
Income tax provision reflects a reduction of $76.0 million for the three months ended March 31, 2011, related to the elimination of the gain resulting from the remeasurement of our previously held 50% equity interest in SunBelt.  The effective tax rate used in the pro forma calculations for the three months ended March 31, 2011 and 2010 and the year ended December 31, 2010 was 37.9%, 33.3% and 32.9%, respectively.